Exhibit 99(h)

                     FORM OF PLACEMENT AGENT AGREEMENT

                                  between

       GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC

                                    and

                            GOLDMAN, SACHS & CO.

                         PLACEMENT AGENT AGREEMENT

     PLACEMENT AGENT AGREEMENT, dated as of [ ], 2005 (the "Agreement"), between GOLDMAN SACHS HEDGE FUND PARTNERS REGISTERED MASTER FUND, LLC, a closed-end management investment company organized as a limited liability company formed under the laws of the State of Delaware (the "Fund"), and GOLDMAN, SACHS & CO., a limited partnership organized under the laws of the State of New York (the "Placement Agent").

                                  RECITALS

     The Fund proposes to offer for sale limited liability company interests in the Fund (the "Interests"), on the terms and conditions set forth in its Private Placement Memorandum included as part of the Fund's Registration Statement on Form N-2 (such Private Placement Memorandum, as amended or supplemented from time to time, is referred to herein as the "Memorandum");

     The Fund desires to appoint the Placement Agent to obtain purchasers for the Interests and to facilitate the offering of the Interests in accordance with the terms and provisions of this Agreement; and

     The Placement Agent is ready and willing to act as placement agent for the Fund and to provide the services necessary to effect the offering of the Interests, upon the terms and conditions hereinafter set forth in this Agreement.

     The Fund and the Placement Agent agree as follows:

     1. Defined Terms.

     Capitalized terms used, but not defined, herein shall have the meanings provided to such terms in the Memorandum. As used in this Agreement, the term "affiliate" shall mean, with respect to any person or entity ("person"), any person controlling, controlled by or under common control with such person, and any of such person's directors, stockholders, partners, members, officers and employees. As used in this Agreement, the term "Qualified Investor" shall mean a person that is both (i) an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and
(ii) a "qualified client" as defined in Rule 205-3(d)(1) promulgated under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

     2. Appointment of Placement Agent.

     The Fund hereby appoints the Placement Agent as placement agent for the Fund for the period and upon the terms herein set forth, for the purposes of obtaining purchasers for, and assisting in the offering of, the Interests in the manner contemplated herein. The Placement Agent hereby accepts such appointment and agrees to use commercially reasonable efforts during such period to find eligible purchasers for the Interests. The Fund or the Placement Agent, from time to time in their sole discretion, may appoint other placement agents or sub-placement agents, respectively, who may or may not be affiliated with the Placement Agent, on such terms as the Managing Member or the Placement Agent may determine.

     3. Offer and Sale of Interests.

     (a) Pursuant to the Memorandum, the Fund is offering Interests. Interests will be offered initially through such date as the Fund determines. After the initial closing of the offering of the Interests to a party other than Goldman Sachs Hedge Fund Strategies LLC or The Goldman Sachs Group, Inc. (the "Initial Closing Date"), Interests will be offered for sale at such other times as the Fund, in its sole discretion, may allow. Interests will be offered, subject to the minimum commitment per subscriber ("Subscriber"), as set forth in the Memorandum. The capital contribution of any Subscriber whose subscription is accepted by the Fund shall be made as provided in the Fund's form of the subscription agreement (the "Subscription Agreement").

     (b) Each Subscriber will be required to deliver a completed Subscription Agreement to the Fund at the address specified therein. No prospective purchaser shall have the right to purchase any Interests until the Subscription Agreement shall have been accepted by the Fund. The Fund may reject any Subscription Agreement for any reason. The Fund and the Placement Agent agree that Interests may only be offered and sold to Qualified Investors.

     (c) Affiliates of the Placement Agent may purchase Interests for their own account as principal, although they will be under no obligation to do so.

     (d) Unless the Fund and/or the Interests have been registered for public sale under the laws of a relevant jurisdiction, neither the Placement Agent nor the Fund, nor any person acting on behalf of either, including any affiliate or sales or marketing agent, will offer to sell, offer for sale or sell the Interests by means of any (i) form of general solicitation or general advertising, (ii) advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio, or (iii) seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (e) Offers of the Interests will be made by the Placement Agent, and any person acting on its behalf, including any affiliates or sales or marketing agent, only through the Memorandum and other documents mutually agreed upon between the Placement Agent and the Fund.

     (f) The Placement Agent, and any person acting on its behalf, including any affiliate or sales or marketing agent, will comply with all applicable provisions of law with respect to anything done by it in relation to the Interests; and neither the Placement Agent nor the Fund nor any person acting on behalf of either, including any affiliate or sales or marketing agent, will offer for sale or sell the Interests by means of any document or in any manner that does not comply with applicable laws and regulations.

     (g) Each of the Placement Agent and the Fund shall, and shall cause any person acting on its behalf to, offer the Interests in compliance with the applicable law in any jurisdiction in which such offering is made.

     4. Reliance.

     The Fund acknowledges that the Placement Agent, in arranging for the placement of the Interests, will do so in reliance on the representations, warranties, covenants and agreements of the Fund contained herein. The Placement Agent acknowledges that the Fund, in its engagement of the Placement Agent in connection with the placement of the Interests, does so in reliance on the representations, warranties, covenants and agreements of the Placement Agent contained herein.

     5. Representations and Warranties of the Fund.

     The Fund represents, warrants and agrees to and with the Placement Agent, for its benefit that:

     (a) the Fund will, when the Interests have been issued, be a duly formed and validly existing limited liability company under the laws of the State of Delaware and have the requisite power and authority to conduct the Fund's business as contemplated by the Memorandum;

     (b) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action of the Fund, and upon execution and delivery hereof, this Agreement will be a valid, binding and enforceable obligation of the Fund;

     (c) the description of the Interests contained in the Memorandum conforms in all material respects to the terms and conditions set forth in the LLC Agreement under which the Interests are issued;

     (d) the Interests, when issued and paid for in the amounts and for the consideration described in the Memorandum, will be entitled to the rights and subject to the restrictions and conditions contained in the LLC Agreement; no holder of Interests (a "Member") will be personally liable for the debts and obligations of the Fund by the mere reason of being such a Member in excess of such Member's respective capital accounts for the year (or relevant portion thereof) to which any such debts or obligations are attributable; and all necessary action required to be taken for the authorization, issue and sale of the Interests has been validly and sufficiently taken; and

     (e) the Fund shall (i) take all necessary action (including filings with the Securities and Exchange Commission (the "SEC") and state securities administrators) to ensure an exemption from the registration and qualification requirements of the Securities Act of 1933, as amended (the "Securities Act"), and other Federal and state securities laws (other than the Investment Company Act of 1940, as amended (the "Investment Company Act"), in connection with the Interests; (ii) coordinate and prepare such reports, applications and documents as may be necessary to comply with the relevant provisions of state securities laws in connection with the transaction contemplated by this Agreement, including the filing of copies of documents filed with the SEC, and furnish any required consent to service of process, and pay any required fees, in connection therewith; and
(iii) the Fund agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Memorandum, or omission to state a material fact in the Memorandum which omission would make the statements therein, in light of the circumstances under which the Memorandum is to be used, not misleading.

     6. Representations, Warranties and Covenants of the Placement Agent.

     The Placement Agent represents, warrants and agrees with the Fund, for its benefit that:

     (a) the execution, delivery and performance of this Agreement by the Placement Agent has been duly authorized by all necessary action, and upon execution and delivery hereof, this Agreement will be a valid, binding and enforceable obligation of the Placement Agent;

     (b) the Placement Agent will offer the Interests for sale and will solicit offers to buy the Interests only in compliance with the procedures described in the Memorandum and this Agreement and in accordance with Federal and state laws and National Association of Securities Dealers, Inc. rules and regulations applicable to it as placement agent in relation to the offer and sale of Interests;

     (c) the Placement Agent will offer the Interests for sale to, and will only solicit offers to buy the Interests from, persons it reasonably believes to be Qualified Investors;

     (d) without the prior consent of the Fund, no steps will be taken to qualify the Interests for sale in any jurisdiction;

     (e) neither the Placement Agent, nor any affiliate of the Placement Agent, shall offer the Interests in any jurisdiction, except in compliance with the applicable law in any such jurisdiction in which such offering is made;

     (f) the Placement Agent is not authorized by the Fund to give any information or to make any representations other than those contained in the Memorandum and any other literature or documentation approved by the Fund and provided to the Placement Agent reasonably in advance.

     7. Covenants of the Fund.

     The Fund covenants with the Placement Agent that:

     (a) the Fund will require any other person appointed as placement agent to offer the Interests for sale, or solicit offers to buy the Interests, only in accordance with the procedures described in the Memorandum and in this Agreement;

     (b) the Fund will, so long as any of the Interests remain outstanding, furnish directly to the Placement Agent copies of each communication sent to the Members, including any annual or interim report of the Fund, as soon as such communications or reports are delivered or made available to the Members;

     (c) without the prior consent of the Placement Agent, no steps will be taken to qualify the Interests for sale in any jurisdiction;

     (d) neither the Fund, nor any affiliate of the Fund, shall offer the Interests in any jurisdiction, except in compliance with the applicable law in any such jurisdiction in which such offering is made; and

     (e) the Fund will notify the Placement Agent promptly of any occurrence of which it becomes aware which is material in the context of the offering and sale of the Interests, including any event which shall lead the Fund to reasonably believe that the Memorandum will be misleading, or which affects any of the representations, warranties, agreements and indemnities by the Fund contained in this Agreement (or which would have affected any of the same if this Agreement had been entered into immediately thereafter) and will take such steps as may be reasonably requested by the Placement Agent to remedy and/or publicize the same and to indemnify the Placement Agent out of the assets of the Fund in respect of any such steps taken by it.

     8. Payment of Fees and Expenses.

     The Fund will pay all expenses of the offering of Interests, including, without limitation (i) the fees, disbursements and expenses of counsel to the Fund; (ii) expenses of preparing, reproducing, mailing and/or delivering offering and sales materials, including annual reports, to purchasers; (iii) the fees, disbursements and expenses of counsel to the Placement Agent; and (iv) the reasonable out-of-pocket expenses incurred by the Placement Agent in marketing the Interests and any additional amounts it may incur or may have incurred in connection with the marketing of the Interests. The Placement Agent is responsible for paying all fees and expenses incurred in connection with its registration as a broker or dealer or the registration or qualification of its offices, partners, directors, employees, agents or representatives under Federal and state securities law.

     9. Conditions of Placement Agent's and Fund's Obligations.

     The obligations of the Placement Agent and the Fund to effect the transactions contemplated under this Agreement are subject to the fulfillment of the following conditions, any one or more of which may be waived by mutual agreement of the Placement Agent and the Fund:

     (a) the Placement Agent and the Fund shall each have performed and complied in all material respects with the covenants contained in this Agreement required to be performed and complied with by it prior to each date on which the Interests are offered and each of the representations and warranties of the Fund and the Placement Agent set forth in this Agreement shall be true and correct in all material respects as of such date;

     (b) the Placement Agent and the Fund shall each have received satisfactory opinions of counsel as it shall reasonably deem appropriate;

     (c) this Agreement shall have been duly executed and delivered and be in full force and effect;

     (d) the Placement Agent and the Fund shall have been furnished with such additional information, opinions, certificates and documents as each of them may reasonably request; and

     (e) all actions taken by the Placement Agent and the Fund in connection with the sale of the Interests as contemplated herein and in the Memorandum shall be reasonably satisfactory in form and substance to the Placement Agent, the Fund and their respective counsel.

     If any of the conditions specified in this Section 9 shall not have been fulfilled or waived when and as required by this Agreement to be fulfilled or waived, the Placement Agent or the Fund, as applicable, shall inform the defaulting party in writing of each condition which has not been fulfilled or waived and shall permit the defaulting party a reasonable time under the circumstances to fulfill such conditions, after which time this Agreement and all of the Placement Agent's or Fund's obligations hereunder, as applicable, may be canceled by the Placement Agent or the Fund by notifying the defaulting party of such cancellation in writing or by telex or telecopy at any time at or prior to the Initial Closing Date or any subsequent offering date, as applicable, and the sale of the Interests to be made at such Initial Closing Date or subsequent offering date shall not take place. Any such cancellation or termination shall be without liability of any party to any other party except that obligations that may arise in accordance with Sections 8, 10 and 11 shall continue after termination of this Agreement.

     10. Indemnification and Contribution.

     (a) The Fund will indemnify and hold harmless the Placement Agent, its affiliates and any person acting on its behalf against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several (the "Covered Claims"), to which the Placement Agent may become subject, insofar as such Covered Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Fund will reimburse the Placement Agent for any legal or other expenses reasonably incurred by the Placement Agent in connection with investigating or defending any such Covered Claims; provided, however, that the Fund shall not be liable to so indemnify or reimburse the Placement Agent in any such case to the extent that any such Covered Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum in reliance upon and in conformity with written information furnished to the Fund by the Placement Agent expressly for use therein. The Fund acknowledges and agrees that as of the date hereof the Placement Agent has not provided any information in connection with the Memorandum.

     (b) The Placement Agent will indemnify and hold harmless the Fund against any Covered Claims to which the Fund may become subject insofar as such Covered Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Memorandum, in reliance upon and in conformity with the written information furnished to the Fund by the Placement Agent referred to in subsection (a) above; and will reimburse the Fund for any legal or other expenses reasonably incurred by the Fund in connection with investigating or defending any such Covered Claims.

     (c) Promptly  after receipt by an indemnified  party under  subsection
(a) or  (b)  above  of  notice  of the  commencement  of any  action,  such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

     (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect to any Covered Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Covered Claims in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Placement Agent from the offering of the Interests. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund and the Placement Agent in connection with the statements or omissions which resulted in such Covered Claims, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Placement Agent shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund relative to the value of total compensation, if any, received by the Placement Agent in selling the Interests under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the Covered Claims referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Covered Claims.

     (e) The obligations of the Fund under this Section 10 shall be in addition to any liability which the Fund may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Placement Agent within the meaning of the Securities Act, to affiliates of the Placement Agent and to any person acting on behalf of any such persons; and the obligations of the Placement Agent under this Section 10 shall be in addition to any liability which the Placement Agent may otherwise have and shall extend, upon the same terms and conditions, to the Managing Member of the Fund.

     (f) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 10 shall not be construed so as to provide for the indemnification of any indemnified party for any liability for a Covered Claim (including liability under Federal securities laws which, under certain circumstances, impose liability on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, including, without limitation, the Investment Company Act, but shall be construed so as to effectuate the provisions of this Section 10 to the fullest extent permitted by law.

     11. Survival of Representations, Warranties and Agreements.

     All representations, warranties, covenants and agreements in this Agreement and any documents delivered by or on behalf of the Fund in connection with this Agreement shall survive the offer and sale by the Placement Agent of any Interests. The provisions of Sections 8, 10 and 11 shall survive the termination or cancellation of this Agreement.

     12. Term.

     This Agreement shall commence as of the Initial Closing Date and shall remain in full force until two years from the Initial Closing Date and then for successive annual periods thereafter, provided that each renewal is specifically approved by (a) the Board of Managers of the Fund (the "Board"), or (b) a vote of a majority of the Fund's outstanding voting securities (as defined in the Investment Company Act), each cast in person at a meeting called for the purpose of voting on such approval, provided further that the renewal is also approved by a vote of a majority of the members of the Board who are not "interested persons" (as defined in the Investment Company Act) of the Fund or any party to this Agreement.

     13. Termination.

     (a) The Placement Agent shall have the right to terminate this Agreement forthwith by promptly notifying the Fund by telephone, telex or telecopy and providing written confirmation (sent by courier or registered air mail), at any time prior to the Initial Closing Date or any subsequent offering date, as applicable, if:

          (i) there shall have been, since the date as of which information is given in the Memorandum, any material adverse change (not promptly corrected to the satisfaction of the Placement Agent after notice thereof to the Fund from the Placement Agent) in the affairs or business prospects of the Fund;

          (ii) there shall have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls, the effect of which is in the judgment of the Placement Agent such as to make it impracticable or inadvisable to proceed with the offering and delivery of Interests on the terms and in the manner contemplated in this Agreement or the Memorandum; or

          (iii)trading on the New York Stock Exchange generally shall have been suspended or materially limited, or a banking moratorium or exchange controls shall have been declared by United States or New York State authorities.

     (b) This agreement may be terminated by the Fund on 60 days' prior written notice to the Placement Agent (which notice may be waived by the Placement Agent); provided, however, that the Fund may terminate this agreement if the Placement Agent shall fail in any material respect to comply with its obligations hereunder and such failure is not cured within 30 days of notice from the Fund.

     (c) This agreement shall terminate automatically in the event of its assignment (as defined in the Investment Company Act).

     (d) If this Agreement is terminated in accordance with Section 12 or if the Placement Agent terminates this Agreement as provided in paragraph
(a) of this Section 13, such termination shall be without liability of any party to any other except that obligations that may arise in accordance with Sections 8, 10 and 11 shall continue after such termination of this Agreement.

     14. Notices.

     Except as otherwise provided herein, all communications hereunder shall be in writing and shall be delivered, telexed or telecopied and confirmed in writing, sent by registered air mail, to the requisite party, at its address as follows:

                If to the Placement Agent:
                -------------------------

                Goldman, Sachs & Co.
                One New York Plaza
                New York, New York  10004

                Attention:General Counsel, Investment Management
                Division of Goldman, Sachs & Co.
                Telefax:  (212) 902-4140

                If to the Fund:
                --------------

                Goldman Sachs Hedge Fund Partners Registered
                Master Fund, LLC
                c/o Goldman Sachs Asset Management, L.P.
                701 Mount Lucas Road
                Princeton, New Jersey  08540
                Attention:President and Chief Executive Officer
                Telefax:  (609) 497-5720

     or to such other address as to which the party receiving the notice shall have notified the other party in writing.

     15. Parties.

     This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Fund, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer upon any other person except the parties hereto any rights or remedies hereunder. Neither the Placement Agent nor the Fund shall be entitled to assign its respective rights, interests or obligations hereunder without the written consent of the other party hereto; provided, however, that none of the foregoing shall restrict the ability of the Placement Agent, in its sole discretion, to appoint affiliates or designees to fulfill any or all of its obligations under this Agreement.

     16. Governing Law.

     This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and the applicable provisions of applicable
Federal law. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of Federal law, the latter shall control.

     17. Entire Agreement; Amendment; Severability.

     This Agreement states the entire agreement of the parties with respect to the offering of Interests and may be amended by the parties only if such amendment is specifically approved by (a) the Board, or (b) a vote of a majority of the Fund's outstanding voting securities (as defined in the Investment Company Act), each by vote cast in person at a meeting called for the purpose of voting on such approval, provided that in either event the renewal is also approved by a vote of a majority of the members of the Board who are not "interested persons" of the Fund or any party to this Agreement. If any provision or any part of a provision of this Agreement shall be found to be void or unenforceable, it shall not affect the remaining part which shall remain in full force and effect.

     18. Counterparts.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Fund and the Placement Agent have caused their duly authorized representatives to execute this Agreement as of the date first written above.

                          GOLDMAN SACHS HEDGE FUND PARTNERS
                             REGISTERED MASTER FUND, LLC



                          By:
                             -----------------------------------------
                             Name:
                             Title:

                          GOLDMAN, SACHS & CO.

                          By:
                             -----------------------------------------
                             Name:
                             Title: